Exhibit 17.1

                                                          March 16, 2006

Board of Directors
American Petroleum Group, Inc.
1400 N. Gannon Drive
Hoffman Estates, IL

        Re:    American Petroleum Group, Inc. (the "Company")
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Dear Sirs:

      Please be advised that I hereby resign as a President of American Petroleum Group, Inc., effective March 16, 2006.

      My resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.


                                                          Sincerely,


                                                          George Campbell

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